Exhibit 10.3
EXECUTION COPY

TARGET LOGISTICS, INC.
500 HARBORVIEW DRIVE, THIRD FLOOR
BALTIMORE, MARYLAND 21230

September 17, 2007

Mr. Philip J. Dubato
2160 Bill Murdock Road
Marietta, Georgia 30062

Dear Phil:

The purpose of this letter is to set forth the terms of your compensation upon termination of your employment with Target Logistics, Inc., a Delaware corporation (“Target”), in the event of a Change in Control.

Payments and benefits provided by this letter agreement are in lieu of any payments or benefits to which you may be entitled under any other Target severance program or arrangement. Furthermore, this is not a contract of employment and nothing contained herein shall confer on you any right to be retained, in any position, as an employee, consultant or officer of Target or any of its subsidiaries (the “Companies”) either before or after a Change in Control.

1. Definitions. As used in this letter agreement, the following terms shall have the meanings set forth below:

(a) “Board” means the Board of Directors of Target.

(b) “Change in Control” means the first to occur of any one of the following events:

(i) any “Person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than (A) Target, or (B) any person or entity which currently owns more than 20% of Voting Securities), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly (not including any securities acquired directly from Target), of 25% or more of Target’s then outstanding securities eligible to vote in the election of the Board (“Voting Securities”), provided that the entry into an agreement to purchase such Voting Securities shall not constitute a Change in Control until the consummation of the transactions contemplated by any such agreement;

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the date hereof, were members of the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Target) whose appointment or election by the Board or nomination for election by Target’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

(iii) there is consummated a merger or consolidation of Target with any other corporation or entity, or Target issues Voting Securities in connection with a merger or consolidation of any direct or indirect subsidiary of Target with any other corporation, other than (A) a merger or consolidation that would result in the holders of Voting Securities outstanding immediately prior thereto continuing to own (either by such Voting Securities remaining outstanding or by such Voting Securities being converted into Voting Securities of the surviving or parent entity) more than 50% of Target’s then outstanding Voting Securities or 50% of the combined voting power of such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of Target (or similar transaction) in which no Person, directly or indirectly, acquired 25% or more of Target’s then outstanding Voting Securities (not including any securities acquired directly from Target); or

(iv) the consummation of a plan of complete liquidation of Target or the consummation of an agreement for the sale or disposition by Target of all or substantially all of Target’s assets (or any transaction having a similar effect), other than a sale or disposition by Target of all or substantially all of Target’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by stockholders of Target in substantially the same proportions as their ownership of Target immediately prior to such sale.

2. Payments Upon Termination of Employment upon or following a Change in Control. If, within the period beginning on a Change in Control and ending six (6) months following the date of such Change in Control, your employment with Target terminates for any reason whatsoever, including, without limitation, your resignation, then contingent upon your execution of a release in favor of Target substantially in the form annexed hereto as Exhibit A within 45 days following termination of your employment and not revoking such release, you shall be entitled to the following payments and benefits:

(a) Severance. Within 60 days following the termination of your employment, Target shall pay you a lump sum cash payment of $300,000.

(b) Health and Welfare Benefits. By executing this letter agreement, you elect continuation coverage (as defined in the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA)) under Target’s medical and dental plans as in effect at the time of the termination of your employment (the “Health Plans”). Except as otherwise provided in this paragraph 2(b), Target shall pay the full premiums for you and any dependents eligible for continuation coverage under COBRA for 18 months following the date you terminate employment. For the period beginning 18 months after the date you terminate employment and continuing until the date that is 36 months after the date you terminate employment, Target will pay you at the end of each month an amount equal to the amount of the premiums which Target would have paid for such month (or eligible portion thereof) had you and your dependents remained on the Health Plans, which amount shall be determined using the premium cost in effect on the date your employment is terminated. On the date you secure subsequent employment with comparable medical and dental coverage (which you have no obligation to pursue), all right to benefits under this paragraph not already paid shall be forfeited. You agree that in consideration of the payment of cost of COBRA coverage to execute all necessary documentation acknowledging proper COBRA notice and coverage. You further agree to promptly notify Target in the event that secure subsequent employment with a comparable medical and dental coverage benefit.

Your employment with Target will be considered terminated on the date you incur a separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)(1)) from Target and any entity required to be aggregated with Target under Treasury Regulation Section 1.409A-1(h)(3).

3. Withholding Taxes. Target may withhold from all payments or benefits due to you hereunder or under any other plan or arrangement of the Companies all taxes which, by applicable federal, state, local or other law, Target determines it is required to withhold therefrom.

4. Parachute Payment Taxes.

(a) Anything in this letter agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by Target to you or for your benefit (a “Payment”) would be subject to the excise tax (the “Excise Tax”) imposed by Section 4999 of the Internal Revenue Code of 1986 (the “Code”), then, prior to the making of any Payment to you, a calculation shall be made comparing (i) the net after-tax benefit to you of the Payment after payment of the Excise Tax, to (ii) the net after-tax benefit to you if the Payment had been limited to the extent necessary to avoid being subject to the Excise Tax. If the amount calculated under (i) above is less than the amount calculated under (ii) above, then the Payment shall be limited to the extent necessary to avoid being subject to the Excise Tax (the “Reduced Amount”). In that event, you shall direct which Payments are to be modified or reduced.

(b) The determination of whether an Excise Tax would be imposed, the amount of such Excise Tax, and the calculation of the amounts referred to Section 4(a)(i) and (ii) above shall be made by Target’s regular independent accounting firm at the expense of Target or, at your election and expense, a nationally recognized independent accounting firm (the “Accounting Firm”) which shall provide detailed supporting calculations. Any determination by the Accounting Firm shall be binding upon you and Target. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Payments to which you are entitled to, but did not receive pursuant to Section 4(a), could have been made without the imposition of the Excise Tax (“Underpayment”). In such event, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be paid by Target to you or for your benefit within 30 days following such determination by the Accounting Firm.

(c) In the event that the provisions of Code Section 280G and 4999 or any successor provisions are repealed without succession, this Section 4 shall be of no further force or effect.

5. No Duty to Mitigate. You will have no duty to mitigate your damages, including any duty to seek other employment, in the event of any breach by Target of this letter agreement or otherwise. In no event shall any amount payable to you hereunder be subject to offset for any compensation or other amount received from any third party.

6. Covenants. As a condition precedent to and in consideration of your receipt of the payments and benefits set forth above:

(a) You agree to return all written or electronic documents of the Companies to Target immediately upon termination of your employment with Target.

(b) You agree that during the period of your employment with Target, and for a period ending with the expiration of 24 months following your termination of employment with Target, you shall not, without the written consent of Target:

(i) recruit or solicit any employee of the Companies for employment or for retention as a consultant or service provider;

(ii) hire or participate (with another company or third party) in the process of hiring (other than for Target) any person who is then an employee of the Companies, or provide names or other information about the Companies’ employees to any person or business (other than Target) under circumstances that could lead to the use of that information for purposes of recruiting or hiring;

(iii) interfere with the relationship of the Companies with any of their employees, agents, or representatives;

(iv) solicit or induce, or in any manner attempt to solicit or induce, any client, customer, or prospective client or customer of the Companies (1) to cease being, or not to become, a customer of the Companies or (2) to divert any business of such client, customer, or prospective client or customer from the Companies; or

(v) otherwise interfere with, disrupt, or attempt to interfere with or disrupt, the relationship, contractual or otherwise, between the Companies and any of their customers, clients, prospects, suppliers, consultants, or employees.

(c) You agree that during the period of your employment with Target, and for a period ending with the expiration of six months following your termination of employment with Target, you shall not, without the written consent of Target, either individually or as an officer, director, stockholder, member, partner, agent, consultant or principal of another business firm engage in, or be connected in any manner with, any business operating anywhere in the world (whether as an employee, consultant, agent, principal, director, officer, member, partner or shareholder, other than as a passive shareholder of a public company of which you own less than 1%) that is in direct competition with any freight forwarding or logistics services business of the Companies, or any other current or planned business of the Companies of which you are aware (“Competitive Business”) or be employed by any entity or person that controls a Competitive Business. For purposes of this letter, “freight forwarding” means the sale, solicitation, acceptance of and arrangement for the movement of freight either domestically or internationally. The Companies or any Person who acquires 25% or more of Target’s Voting Securities in a Change in Control shall bear the burden of proving a breach of this Section 6(c).

(d) You agree to cooperate with the Companies and to provide all information that the Companies may hereafter reasonably request with respect to any matter involving your present or former relationship with the Companies, the work you have performed, or present or former employees of the Companies so long as such requests do not unreasonably interfere with any other job or important personal activity in which you are engaged. Target agrees to reimburse you for all reasonable costs and expenses you incur in connection therewith.

(e) You agree that, with regard to all confidential technical, business, tax, financial or proprietary knowledge and information you have obtained while employed by any of the Companies (“Proprietary Information”), you will not at any time disclose any such Proprietary Information to any person, firm, corporation, association, governmental agency, employee, or entity or use any such Proprietary Information for your own benefit or for the benefit of any other person, firm, corporation or other entity, except the Companies and except as may be required by court order or subpoena. You agree to notify Target as soon as practicable after your receipt of such a court order or subpoena. For purposes of this letter agreement, the term “Proprietary Information” does not include information that (i) is in the public domain, (ii) was known to you prior to your employment with the Companies as evidenced by written records in your possession prior to such disclosure; or (iii) was lawfully disclosed to you following the end of your employment with the Companies by a third party under no obligation of confidentiality.

7. Binding Agreement; Successors. This letter agreement shall not be terminated by any Change in Control. In the event of any Change in Control, the provisions of this letter agreement shall be binding upon the surviving corporation, and such surviving corporation shall be treated as Target hereunder. This letter agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you die while any amounts would be payable to you hereunder had you continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this letter agreement to such person or persons appointed in writing by you to receive such amounts or, if no person is so appointed, to your estate.

8. Governing Law and Miscellaneous. The law of the State of Maryland shall govern this letter agreement without giving effect to its conflict of law principles. Should a court of competent jurisdiction find that any provision of this letter agreement is void, voidable, illegal, or unenforceable, no other provision shall be affected thereby and the balance shall be interpreted in a manner that gives effect to the intent of the parties. The parties agree that the normal rule of construction that holds that all ambiguities are construed against the drafting party will not apply to the interpretation of this letter agreement. You and Target acknowledge that this, along with the release attached as Exhibit A, is our entire agreement. We further acknowledge that the headings in this letter agreement are for convenience only and have no bearing on the meaning of this letter agreement.

Please sign and date this letter agreement and return the signed copy to the Company at 500 Harborview Drive, Third Floor, Baltimore, Maryland 21230.

Very truly yours,

/s/
Stuart Hettleman President

AGREED AND ACKNOWLEDGED:

/s/

Philip J. Dubato
September 17, 2007

Exhibit A

GENERAL EXECUTIVE RELEASE AND WAIVER

Reference is made to that certain letter agreement dated September 17, 2007 by and between Target Logistics, Inc., a Delaware corporation (“Target”), and the undersigned with respect to the terms of severance payments upon a change in control of Target (the “CIC Agreement”). Capitalized terms not defined herein shall have the meaning ascribed to such terms in the CIC Agreement.

For good and valuable consideration, as set forth in the CIC Agreement (which is incorporated herein by reference as if set forth fully herein and made a part hereof), the receipt, sufficiency and adequacy of which are hereby acknowledged the undersigned agrees as follows:

1. Acknowledgment and Release. The undersigned hereby accepts the severance package provided under the CIC Agreement and hereby releases, discharges, and agrees to hold harmless the Companies, their predecessors, successors, their boards of directors and their members, employees, officers, parent, shareholders, employee benefit plans and their plan administrators, trusts, trustees, heirs, successors, and assigns (hereinafter referred to in this Release collectively as the “Releasees”), from all claims, liabilities, demands, and causes of action at law or equity, known or unknown, fixed or contingent, which the undersigned has, may have, will have, or claims to have against the Releasees as a result of the undersigned’s employment and/or this separation and the conclusion of the undersigned’s employment with the Releasees at any time up to and including the date of the execution of this letter agreement, excluding all claims that arise out of an asserted breach of the CIC Agreement. The undersigned’s agreement pursuant to this General Executive Release and Waiver is hereinafter referred to as the “Release”. This includes, but is not limited to, claims arising under federal, state, or local laws prohibiting employment discrimination, including Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended (including the Older Workers Benefit Protection Act), the Employment Retirement Income Security Act of 1974, as amended, the Equal Pay Act, the Fair Labor Standards Act, as amended, the Maryland Human Relations Act, the Maryland Wage Payment and Collection Act, as amended, claims growing out of any legal restrictions on an employer’s right to terminate its employees in any jurisdiction, such as claims for wrongful or constructive discharge, breach of any express or implied contract, and/or any claims on any basis whatsoever regarding the undersigned’s status, pay, position, or title while employed by the Releasees. Excluded from this Release are claims which cannot be lawfully waived, including the right to file an administrative charge of discrimination with federal or state agencies. However, the undersigned is waiving all rights to monetary recovery in connection with any such charge. The undersigned specifically promises not to sue the Releasees in any forum for any of the above-mentioned claims.

2. Governing Law. Except to the extent governed by Federal law, the law of the State of Maryland shall govern this Release without giving effect to its conflict of law principles. Should a court of competent jurisdiction find that any provision of this Release is void, voidable, illegal, or unenforceable, no other provision shall be affected thereby and the balance shall be interpreted in a manner that gives effect to the intent of the parties. The parties agree that the normal rule of construction that holds that all ambiguities are construed against the drafting party will not apply to the interpretation of this Release.

3. Time to Consider. The undersigned acknowledges that he has been advised that he has [twenty-one (21)] days from the date of receipt of this Release to consider all the provisions of the Release and does hereby knowingly and voluntarily waive said given twenty-one day period. THE UNDERSIGNED FURTHER ACKNOWLEDGES THAT HE HAS READ THE RELEASE CAREFULLY, HAS BEEN ADVISED BY TARGET TO, AND HAS IN FACT, CONSULTED AN ATTORNEY, AND FULLY UNDERSTANDS THAT BY SIGNING BELOW HE IS GIVING UP CERTAIN RIGHTS WHICH HE MAY HAVE TO SUE OR ASSERT A CLAIM AGAINST THE RELEASEES AS DESCRIBED HEREIN. THE UNDERSIGNED ACKNOWLEDGES THAT HE HAS NOT BEEN FORCED OR PRESSURED IN ANY MANNER WHATSOEVER TO SIGN THIS RELEASE AND AGREES TO ALL OF ITS TERMS VOLUNTARILY.

4. Revocation. The undersigned reserves the right to revoke the Release within seven (7) days from the date of the execution of the Release, with respect to all claims referred to herein (including, without limitation, any and all claims arising under ADEA). If the undersigned revokes the Release, Target will not be obligated to honor its obligations under the CIC Agreement.

5. No Admission. This Release does not constitute an admission of liability or wrongdoing of any kind by the undersigned.

In witness whereof, the undersigned has executed this Release as of the ___ day of _____________, 2007.

________________________________
Philip J. Dubato